Exhibit 23

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of L-3 Communications Corporation and subsidiaries of our report dated January 27, 2004 relating to the consolidated financial statements of L-3 Communications Holdings, Inc. and L-3 Communications Corporation and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 19, 2004